UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

———————

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Old Mutual Global Shares Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 High Street, Suite 302, Boston, MA 02110
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-159629; 811-22304.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of class)

Item 1.

Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, without par value, of Old Mutual Global Shares Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-159629; 811-22304), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an “index fund” currently consisting of five separate investment portfolios. The Trust’s five investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

GlobalShares FTSE Developed Countries ex US Fund	27-1170682
GlobalShares FTSE All-World Fund	27-1170475
GlobalShares FTSE Emerging Markets Fund	27-1170535
GlobalShares FTSE All-Cap Asia Pacific ex Japan Fund	27-1170586
GlobalShares FTSE All-World ex US Fund	27-1170635

Item 2.

Exhibits

1. The Trust’s Agreement and Declaration of Trust, and an Amendment thereto, are included as Exhibits (a)(2) and (a)(3) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-159629; 811-22304), as filed with the Securities and Exchange Commission on October 14, 2009.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 4 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-159629; 811-22304), as filed with the Securities and Exchange Commission on November 18, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OLD MUTUAL GLOBAL SHARES TRUST

Date: November 18, 2009	By:	/s/ Eric G. Woodbury
Eric G. Woodbury
Principal Executive Officer, Vice President and Secretary